EFFECTIVE OCTOBER 22, 2015
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) October 22, 2015

Key Tronic Corporation
(Exact name of registrant as specified in its charter)

Washington	0-11559	91-0849125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4424 North Sullivan Road, Spokane Valley, Washington		99216
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (509) 928-8000
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
The Annual Meeting of Shareholders was held on October 22, 2015 at which shareholders voted on proposals as follows:

		Votes For	Votes Against or Withheld	Votes Abstained	Broker Non-Votes
Proposal 1:	Election of Directors:
	James R. Bean	6,283,088	1,118,722	—	2,778,866
	Craig D. Gates	7,218,422	183,388	—	2,778,866
	Ronald F. Klawitter	6,637,075	764,735	—	2,778,866
	Yacov A. Shamash	7,252,054	149,756	—	2,778,866
	Patrick Sweeney	7,248,554	153,256	—	2,778,866

Proposal 2:	Advisory vote to approve the compensation of the Company's named executive officers as disclosed in "Compensation Discussion and Analysis" and "Executive Compensation" in the Proxy Statement.	7,063,856	248,441	89,513	2,778,866

Proposal 3:	Ratification of Appointment of BDO USA, LLP as independent auditors for fiscal year 2016.	Votes For	Votes Against or Withheld	Votes Abstained
		10,084,177	41,299	55,200

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEY TRONIC CORPORATION
(Registrant)

Date: October 22, 2015
	By:	/s/ Brett R. Larsen
Brett R. Larsen, Executive Vice President
of Administration, CFO and Treasurer